Exhibit 10.58

FORM OF LIEN RELEASE AUTHORIZATION LETTER

September 12, 2003

Antares Pharma, Inc.

707 Eagleview Boulevard

Exton, PA 19341

Pursuant to that certain Amended and Restated Security Agreement, dated as of January 31, 2003, by and among Xmark Fund, L.P., Xmark Fund, Ltd., SDS Merchant Fund, L.P. (collectively, the “Investors”) and Antares Pharma, Inc. (“the Company”), the Company granted to the Investors a security interest in certain of the assets of the Company. In connection with that certain Securities Exchange Agreement, dated as of September 12, 2004, by and among the Investors and the Company, this letter will confirm that you are authorized to file a UCC-3 terminating the aforesaid security interest.

Very truly yours,

By:
Name: Title: